UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

GRANITE FALLS ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On November 19, 2009, the Board of Governors of Granite Falls Energy, LLC (the “Company”) decided to make a cash distribution of $150.00 per membership unit to its unit holders of record as of November 19, 2009 for a total distribution of $4,598,400.00.  The Company expects the distribution to be made on or prior to December 31, 2009.

An announcement describing this distribution will be posted on the Company’s website on November 24, 2009, and is attached hereto as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Appointment of Governors

On November 19, 2009, the Company’s Board of Governors appointed Myron Peterson and Dean Buesing to fill the two vacancies created on the Board of Governors when the two Glacial Lakes Energy, LLC representatives resigned from the Company’s Board of Governors on August 20, 2009.  Mr. Peterson and Mr. Buesing are at-large governors who will serve until the Company’s annual members’ meeting to be held in March 2010, at which time the members will vote to select two governors to occupy those seats.  David Thompson was selected by the Board of Governors to replace Mr. Peterson as the Company’s at-large alternate governor to act in the absence of an at-large governor.

Mr. Peterson was designated in 2000 by the Company’s at-large governors as its at-large alternate governor to act in the absence of an at-large governor. He farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1962, growing corn and soybeans in western Renville County, Minnesota. Mr. Peterson served seven years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council. He has been a supervisor for Hawk Creek Township for the past 30 years and county township secretary-treasurer for Renville County for 27 years.

Mr. Buesing and his brother have been farming near Granite Falls, Minnesota since 1973, raising corn and soybeans.  Mr. Buesing also operates a farrow to finish swine operation.  Since 1980, he has served as president of Buesing Farms, Inc.  Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, MN from 1998 to 2002.  Minnesota Corn Processors, LLC was bought by Archer Daniels Midland in 2002. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee.  From 1992 to 2000, he was also a director and treasurer of Yellow Medicine County Soybean Growers.  He is also currently a member of the Minnesota Soybean and Corn Growers Associations.

Mr. Thompson is president of Flolo-Thompson, Inc., a consulting firm serving value added agricultural plants in the design, development and operation of their business since 1995.  Much of Mr. Thompson’s consulting work focuses on transportation, logistics and marketing.  Mr. Thompson is a graduate of the University of Minnesota.  Prior to founding Flolo-Thompson, Inc., Mr. Thompson worked in varying capacities for Cargill, Bunge Corporation, and the Burlington Northern Railway.

Item 9.01 Financial Statements and Exhibits

(a)          None.

(b)         None.

(c)          None.

(d)         Exhibits

Exhibit No.	Description

99.1	Distribution Announcement from Granite Falls Energy, LLC dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: November 24, 2009	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer